Exhibit 5.1
April 24, 2009
ATS Medical, Inc.
3905 Annapolis Lane, Suite 105
Minneapolis, Minnesota 55447

Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to ATS Medical, Inc., a Minnesota corporation (the “Company”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) relating to the offer and sale by the Company from time to time of (i) its common stock, par value $.01 per share (the “Common Stock”); (ii) its preferred stock, par value $.01 per share (the “Preferred Stock” and, together with the Common Stock, the “Capital Stock”); (iii) its depositary shares representing fractional interests in the Preferred Stock and evidenced by depositary receipts (the “Depositary Shares”); (iv) its debt securities, which may be either senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (v) warrants to purchase Common Stock (the “Common Stock Warrants”), Preferred Stock (the “Preferred Stock Warrants”) or Debt Securities (the “Debt Securities Warrants” and, together with the Common Stock Warrants and Preferred Stock Warrants, the “Securities Warrants”) and (vi) units consisting of any combination of Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Securities Warrants, offered and sold together (“Units”), for an aggregate initial offering price of up to $100,000,000 (or the equivalent in foreign currencies, currency units or composite currencies). In addition to any Common Stock, Preferred Stock, Depositary Shares and Debt Securities that may be issued directly, the Registration Statement also relates to the offer and sale by the Company of such indeterminate amount of Common Stock, Preferred Stock, Depositary Shares and Debt Securities as may be issued upon conversion or exchange of Preferred Stock, Depositary Shares or Debt Securities, as the case may be, for which no separate consideration will be received by the Company. The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Securities Warrants and Units are herein collectively referred to as the “Securities.”
     We have examined such documents, including resolutions adopted by the Board of Directors of the Company by written action on March 18, 2009 (the “Resolutions”), and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver

ATS Medical, Inc.
April 24, 2009

and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.
     Based on the foregoing, we are of the opinion that:
     1. The Company has the authority pursuant to its Third Restated Articles of Incorporation (the “Articles of Incorporation”) to issue up to 150,000,000 shares of Capital Stock. Upon adoption by the Company’s Board of Directors (the “Board”) or a duly constituted and empowered committee thereof (a “Committee”) of resolutions in sufficient form and content under the Minnesota Business Corporation Act (the “MBCA”), as then in effect, and the Company’s Articles of Incorporation and Bylaws (the “Bylaws”), as then in effect, to authorize a particular issuance of Common Stock (including any issuance of Common Stock (i) upon the exchange or conversion of any validly issued, fully paid and non-assessable Preferred Stock or Depositary Shares that are exchangeable or convertible into Common Stock, (ii) upon the exchange or conversion of any Debt Securities representing valid and legally binding obligations of the Company that are exchangeable or convertible into Common Stock or (iii) upon the exercise of any validly issued Securities Warrants exercisable for Common Stock) and upon the due execution, issuance and delivery of certificates representing the shares of Common Stock (or, if uncertificated, the making of valid book-entry notations in the share register of the Company) and payment for such Common Stock in the manner contemplated by such resolutions and by the Registration Statement, the prospectus included therein (the “Prospectus”) and the related prospectus supplement(s) (each, a “Prospectus Supplement”) (and in the case of the issuance of Common Stock pursuant to clauses (i), (ii) or (iii) above, upon the satisfaction of and compliance with the conditions to such exchange, conversion or exercise), and assuming that the Company has a sufficient number of shares of Common Stock reserved for such issuance, such shares of Common Stock will be validly issued, fully paid and non-assessable.
     2. Upon (a) adoption by the Board or a Committee of resolutions in sufficient form and content under the MBCA, as then in effect, and the Company’s Articles of Incorporation and Bylaws, as then in effect, to (i) designate a series or class of Preferred Stock and (ii) authorize a particular issuance of shares of such series or class of Preferred Stock (including any issuance of shares of a series or class of Preferred Stock (w) upon the exercise of any validly issued Securities Warrants exercisable for Preferred Stock, (x) upon the exchange or conversion of Debt Securities representing valid and legally binding obligations of the Company that are exchangeable or convertible into Preferred Stock, (y) upon the exchange of any validly issued, fully paid and non-assessable Depositary Shares for the amount of Preferred Stock represented by such Depositary Shares or (z) by deposit under a deposit agreement), (b) the filing of the resolutions designating such series or class in accordance with the MBCA, as then in effect, (c) the taking of any other action necessary under the MBCA, as then in effect, to create such class or series and (d) the issuance and delivery of and payment for such Preferred Stock in the

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April 24, 2009

manner contemplated by such resolutions and by the Registration Statement, the Prospectus and the related Prospectus Supplement (and in the case of the issuance of Preferred Stock pursuant to clauses (w), (x), (y) or (z) above, upon the satisfaction of and compliance with the conditions to the exercise, exchange, conversion or deposit), such Preferred Stock of such series or class will be validly issued, fully paid and non-assessable.
     3. When (a) the Board or a Committee has adopted resolutions in sufficient form and content under the MBCA, as then in effect, and the Company’s Articles of Incorporation and Bylaws, as then in effect, to authorize the creation, issuance and delivery of any Depositary Shares, (b) a deposit agreement for the applicable Depositary Shares has been duly authorized, executed and delivered by the Company and the depositary and duly authorized, fully paid and non-assessable shares of Preferred Stock of the applicable series or class have been deposited in accordance with the terms of such deposit agreement, (c) the terms of the Depositary Shares as executed and delivered conform to the terms of such deposit agreement and are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement and (d) the Depositary Shares have been issued and delivered by the Company against payment therefor in accordance with the terms of such resolutions and the applicable deposit agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, the Depositary Shares will be validly issued, fully paid and non-assessable.
     4. When (a) one or more indentures with respect to the Debt Securities (each, an “Indenture”) have been duly authorized, executed and delivered by the Company and the trustee (as determined by the Company in accordance with the resolutions adopted by the Board), (b) a particular series of Debt Securities has been duly established under the applicable Indenture (including, without limitation, the adoption by the Board or a Committee of resolutions in sufficient form and content under the MBCA, as then in effect, and the Company’s Articles of Incorporation and Bylaws, as then in effect, authorizing the creation, issuance and delivery of such Debt Securities) and (c) the instruments representing such Debt Securities have been duly authenticated by the trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such resolutions and the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Debt Securities will constitute binding obligations of the Company.
     5. When (a) the Board or a Committee has adopted resolutions in sufficient form and content under the MBCA, as then in effect, and the Company’s Articles of Incorporation and Bylaws, as then in effect, to authorize the creation, issuance and delivery of any Securities Warrants, (b) a warrant agency agreement for the Securities Warrants has been duly authorized, executed and delivered by the Company and the warrant agent and (c) the instruments representing such Securities Warrants have been duly authenticated by the warrant agent and duly executed and delivered by the Company against payment therefor in accordance with the terms of such resolutions and the warrant agency agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Securities Warrants will constitute binding obligations of the Company.

ATS Medical, Inc.
April 24, 2009

     6. When (a) the Board or a Committee has adopted resolutions in sufficient form and content under the MBCA, as then in effect, and the Company’s Articles of Incorporation and Bylaws, as then in effect, to authorize the creation, issuance and delivery of any Units, (b) all actions described in paragraphs 1 through 5 above, as the case may be, have been taken with respect to the other Securities constituting a part of such Units, (c) any agreement with respect to the applicable Units has been duly authorized, executed and delivered by the Company and a purchaser of such Units or an agent for the purchasers, as the case may be, and (d) the instruments representing such Units have been duly executed and delivered by the Company against payment therefor in accordance with the terms of such resolutions and any applicable unit agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such Units will constitute binding obligations of the Company.
     The opinions set forth above are subject to the following qualifications and exceptions:
     (a) We express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances and preferences, (ii) rights to indemnification and contribution contained in the Notes and any Indenture, which may be limited by applicable law or equitable principles, or (iii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration regardless of whether considered in a proceeding in equity or at law.
     (b) In rendering the opinions set forth above, we have assumed that, at the time of the authentication and delivery of a series of Securities, (i) the Resolutions and any other applicable resolutions referred to above will not have been modified or rescinded, (ii) there will not have occurred any change in the law affecting the authorization, execution, delivery, validity or enforceability of the Securities, the Registration Statement and any required post-effective amendment thereto, (iii) the Registration Statement, the Prospectus and any and all Prospectus Supplements required by applicable law have all become effective under the Securities Act of 1933, as amended, and will be effective at such time, (iv) such Securities will be issued and sold with such terms and in such manner as is described in the Registration Statement (as amended from time to time), the Prospectus included therein (as amended from time to time) and any related Prospectus Supplement and in compliance with the Securities Act of 1933, as amended, the rules and regulations thereunder, the Trust Indenture Act of 1939, as amended, the rules and regulations thereunder, and any applicable state securities laws, all as then in effect, (v) with respect to the issuance of Securities that are Debt Securities, the relevant Indenture or Indentures will have been qualified under the Trust Indenture Act of 1939, as amended, and will continue to be so qualified, (vi) none of the particular terms of a series of Securities will violate any applicable law, (vii) neither the issuance and sale of such Securities nor the compliance by the Company with the terms thereof will result in a violation of the Articles of Incorporation or Bylaws of the Company as then in effect, any agreement or instrument then binding upon the Company or any order then in effect of any court or governmental body having jurisdiction over

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April 24, 2009

the Company, (viii) with respect to the issuance of Securities that are equity securities, the Company has a sufficient number of securities of that class or series of equity securities authorized under its Articles of Incorporation as then in effect and (ix) with respect to the issuance of any Securities that are exercisable for or exchangeable or convertible into any class or series of equity securities, the Company has a sufficient number of securities of such class or series of equity securities issuable on exercise, exchange or conversion of such Securities authorized under its Articles of Incorporation as then in effect.
     (c) As of the date of this opinion, a judgment for money in an action based on a Debt Security denominated in a foreign currency or currency unit in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion into United States dollars of the foreign currency or currency unit in which a particular Debt Security is denominated will depend upon various factors, including which court renders the judgment. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a Debt Security would be required to render that judgment in the foreign currency or currency unit in which the Debt Security is denominated, and the judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.
     (d) We express no opinion as to the enforceability of (i) provisions that relate to choice of law or forum selection, (ii) waivers by the Company of any statutory or constitutional rights or remedies or (iii) terms which excuse any person or entity from liability for, or require the Company to indemnify such person or entity against, such person’s or entity’s negligence or willful misconduct.
     (e) We draw your attention to the fact that, under certain circumstances, the enforceability of terms to the effect that provisions may not be waived or modified except in writing may be limited.
     (f) Minnesota Statutes §290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as our opinions may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.
     Our opinions expressed above are limited to the laws of the States of Minnesota and New York, and the federal laws of the United States of America.

ATS Medical, Inc.
April 24, 2009

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement.
Very truly yours,
/s/ DORSEY & WHITNEY LLP
TSH/SK